Exhibit 10.1

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this “Agreement”) is entered into as of May 5, 2014, by and between WELSH, CARSON, ANDERSON & STOWE IX, L.P., a Delaware limited partnership (“WCAS IX”), WCAS CAPITAL PARTNERS IV, L.P., a Delaware limited partnership (“WCAS CP IV,” and, together with WCAS IX, the “Sellers” and each, individually, a “Seller”), and Select Medical Holdings Corporation, a Delaware corporation (“Select”).

WHEREAS, Select agrees to purchase from each Seller, and each Seller agrees to sell to Select, the number of shares of Common Stock, par value $0.001 per share (the “Common Stock”), of Select as set forth on Schedule I attached hereto (collectively, the “Purchased Shares”), such sale and purchase to be consummated in accordance with the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the premises set forth above and of the mutual representations, covenants, and obligations hereinafter set forth, and for other good and valuable consideration, the receipt, sufficiency, and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

PURCHASE AND SALE OF PURCHASED SHARES

1.1                            Purchase and Sale of Purchased Shares. The closing of the purchase and sale of the Purchased Shares contemplated herein (the “Closing”) shall take place two (2) business days after the date on which the Sellers have been advised by Select’s stock transfer agent that the share certificates representing the Purchased Shares have been received by Select’s transfer agent (the “Closing Date”), unless another date is agreed to by Select and the Sellers. The Closing shall take place in New York, New York at the offices of Ropes & Gray LLP or at such other place (including by facsimile or PDF) as Select and the Sellers shall agree in writing at such time as the parties shall mutually agree. At the Closing, in accordance with the terms and subject to the conditions hereinafter set forth, the Sellers shall sell, transfer and deliver to Select, and Select shall purchase from the Sellers, all of the Sellers’ rights, title and interest in and to the Purchased Shares.

1.2                            Purchase Price. The purchase price for the Purchased Shares shall be FOURTEEN dollars ($14.00) per share, for an aggregate purchase price of SEVENTEEN MILLION, NINE HUNDRED NINETY-NINE THOUSAND, NINE HUNDRED NINETY-SIX dollars ($17,999,996) (the “Purchase Price”).

1.3                            Closing Payment and Delivery of Purchased Shares. On the Closing Date, (a) Select shall remit, or cause to be remitted, to each Seller the Purchase Price set forth opposite such Seller’s name and beneath Select’s name on Schedule I hereto in immediately available funds in accordance with wire instructions provided by the Sellers to Select in writing and (b) concurrently therewith, each Seller shall deliver, or cause to be delivered, to Select’s transfer agent certificates representing the Purchased Shares opposite such Seller’s name and beneath Select’s name on Schedule I hereto, duly endorsed (or accompanied by duly executed stock powers) for transfer of such Purchased Shares to Select.

ARTICLE II

REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE SELLERS

Each Seller, as to itself, hereby represents and warrants to, and agrees with, Select, as of the date hereof and as of the Closing Date, as follows:

2.1                            Such Seller is a limited partnership, duly formed, validly existing and in good standing under the laws of its jurisdiction of formation and has the power to carry on its business as it is now being conducted and to enter into this Agreement and consummate the transactions contemplated by this Agreement.

2.2                            The execution, delivery and performance by such Seller of this Agreement and the consummation of the transactions contemplated hereby are within the power and authority of such Seller and have been duly authorized by all necessary action on the part of such Seller. The execution, delivery and performance by such Seller of this Agreement and the consummation of the transactions contemplated hereby require no approval of, filing with, or other action by such Seller, by or in respect of, any governmental body, agency or official or any other person, other than any filings by such Seller or its affiliates required to be made after the Closing Date under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

2.3                            This Agreement has been (a) duly executed and delivered by such Seller and (b) assuming the due authorization, execution and delivery of this Agreement by Select, constitutes a legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, except as the enforceability hereof may be limited by (i) applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors’ rights generally or (ii) general principles of equity, whether considered in a proceeding at law or in equity.

2.4                            Neither the execution and the delivery of this Agreement nor the consummation of the transactions contemplated hereby will (a) violate in a material respect any statute, regulation, rule, judgment, order or other restriction of any government, governmental agency or court to which such Seller is subject; (b) result in a material breach of, or constitute a default under, any agreement, contract, lease, license or instrument to which such Seller is a party or by which such Seller is bound; or (c) conflict with or result in any breach of any provision of the limited partnership agreement of such Seller.

2.5                            Such Seller (a) is the sole record and beneficial owner of each of the Purchased Shares set forth opposite its name on Schedule I attached hereto, (b) has good and marketable title to each of such Purchased Shares and (c) has the full legal right, power and authority to sell, transfer and deliver such Purchased Shares in accordance with the terms of this Agreement. The delivery by such Seller to Select of such Purchased Shares pursuant to the terms of this Agreement will transfer to Select good, valid and legal title to such Purchased Shares, free and clear of any and all liens, claims, pledges, charges, security interests or encumbrances. None of such Purchased Shares are subject to any shareholders agreement, voting agreement, voting trust, proxy or any other contractual obligation relating to the transferability or the voting of such Purchased Shares.

2.6                            No investment bank, financial advisor, broker or finder has acted for such Seller in connection with this Agreement or the transactions contemplated hereby, and no investment bank, financial advisor, broker or finder is entitled to any brokerage or finder’s fee or other commissions in respect of such transactions based upon agreements, arrangements or understandings made by or on behalf of such Seller.

2.7                               Such Seller has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its sale of the Purchased Shares and the other transactions contemplated hereby, and is entering into such transactions with a full understanding of all of the terms, conditions and risks thereof and knowingly and willingly assumes such terms, conditions and risks. Such Seller acknowledges and agrees that it has made its own inquiry and investigation into, and, based thereon, has formed an independent judgment concerning, Select and its business and operations, and has had, and has, full access to such information about Select and its business and operations as such Seller requires. SUCH SELLER UNDERSTANDS THAT SELECT MAY POSSESS MATERIAL, NON-PUBLIC INFORMATION RELATING TO SELECT AND THE COMMON STOCK. SUCH SELLER REPRESENTS, WARRANTS AND AGREES THAT IT HAS NOT REQUESTED FROM SELECT (OR ANY OF SELECT’S AFFILIATES OR ANY OF THEIR RESPECTIVE REPRESENTATIVES) AND HAS NOT RECEIVED FROM SELECT (OR ANY OF SELECT’S AFFILIATES OR ANY OF THEIR RESPECTIVE REPRESENTATIVES) ANY INFORMATION ABOUT SELECT AND ITS BUSINESS AND OPERATIONS AND UNDERSTANDS AND APPRECIATES THE SIGNIFICANCE OF THERE BEING UNDISCLOSED INFORMATION, POSSIBLY INCLUDING MATERIAL INFORMATION, WITH RESPECT THERETO AND WITH RESPECT TO THE COMMON STOCK. SUCH SELLER REPRESENTS, WARRANTS AND AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES OF EACH SELLER AS EXPRESSLY SET FORTH IN ARTICLE III HEREOF, NONE OF SELECT, SELECT’S AFFILIATES OR ANY OF THEIR RESPECTIVE REPRESENTATIVES MAKES OR HAS MADE, OR SHALL BE DEEMED TO HAVE MADE, TO SUCH SELLER OR ANY OF ITS AFFILIATES OR ANY OF THEIR RESPECTIVE REPRESENTATIVES ANY REPRESENTATION OR WARRANTY OF ANY KIND OR NATURE WHATSOEVER (ORAL OR WRITTEN, EXPRESS OR IMPLIED), AND NO PERSON HAS BEEN AUTHORIZED BY SELECT TO MAKE ANY REPRESENTATION OR WARRANTY RELATING TO SELECT OR ITS BUSINESS OR OPERATIONS OR OTHERWISE IN CONNECTION WITH THE PURCHASE AND SALE OF THE PURCHASED SHARES AND THE OTHER TRANSACTIONS CONTEMPLATED HEREBY, AND REPRESENTS, WARRANTS AND AGREES THAT IN DETERMINING TO ENTER INTO AND PERFORM THIS AGREEMENT, SUCH SELLER HAS NOT RELIED UPON ANY REPRESENTATION, WARRANTY, COVENANT OR AGREEMENT (ORAL OR WRITTEN, EXPRESS OR IMPLIED), RELATING TO SELECT OR ITS BUSINESS OR OPERATIONS OR OTHERWISE IN CONNECTION WITH THE PURCHASE AND SALE OF THE PURCHASED SHARES AND THE OTHER TRANSACTIONS CONTEMPLATED HEREBY, OTHER THAN THE RESPECTIVE REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS OF SELECT EXPRESSLY SET FORTH HEREIN.

ARTICLE III

REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF SELECT

Select, hereby represents and warrants to, and agrees with, the Sellers, as of date hereof and as of the Closing Date, as follows:

3.1                            Select is a corporation, duly formed and validly existing under the laws of Delaware, and has the power to carry on its business as it is now being conducted and to enter into this Agreement and consummate the transactions contemplated by this Agreement.

3.2                            The execution, delivery and performance by Select of this Agreement and the consummation of the transactions contemplated hereby are within the power and authority of Select and have been duly authorized by all necessary action on the part of Select, acting by the Board of Directors of Select or by a committee of the Board of Directors of Select established for the purpose of reviewing the transactions contemplated by this Agreement, in each case excluding any members that are affiliated with any of the Sellers. The execution, delivery and performance by Select of this Agreement and the consummation of the transactions contemplated hereby require no approval of, filing with, or other action by Select, by or in respect of, any governmental body, agency or official or any other person, other than any filings by Select or its affiliates required to be made under the Exchange Act.

3.3                            This Agreement has been (a) duly executed and delivered by Select and (b) assuming the due authorization, execution and delivery of this Agreement by the Sellers, constitutes a legal, valid, and binding obligation of Select, enforceable against Select in accordance with its terms, except as the enforceability hereof may be limited by (i) applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors’ rights generally or (ii) general principles of equity, whether considered in a proceeding at law or in equity.

3.4                            Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (a) violate in a material respect any statute, regulation, rule, judgment, order or other restriction of any government, governmental agency or court to which Select is subject; (b) result in a material breach of, or constitute a default under, any agreement, contract, lease, license or instrument to which Select is a party or by which Select is bound; or (c) conflict with or result in any breach of any provision of the articles of incorporation or bylaws of Select.

3.5                            No investment bank, financial advisor, broker or finder has acted for Select in connection with this Agreement or the transactions contemplated hereby, and no investment bank, financial advisor, broker or finder is entitled to any brokerage or finder’s fee or other commissions in respect of such transactions based upon agreements, arrangements or understandings made by or on behalf of Select.

3.6                            Select acknowledges that the Purchased Shares have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state laws, and that the Purchased Shares are being offered and sold pursuant to an exemption from registration that is based in part upon Select’s representations, warranties, agreements and covenants contained in this Agreement.

3.7                            Select is acquiring the Purchased Shares for its own account for investment only and shall not resell, transfer or otherwise dispose of, directly or indirectly, the Purchased Shares in violation of the Securities Act and applicable state laws and in no event prior to the six month anniversary of the Closing Date. Notwithstanding the foregoing, Select shall not be restricted from canceling and retiring the Purchased Shares.

3.8                            Select acknowledges that the Purchased Shares will bear a restrictive legend to the effect that the Purchased Shares are subject to the restrictions in this Agreement and have not been registered under the Securities Act.  Select acknowledges that until the Closing, the Sellers shall be the holders of record of the shares of Common Stock representing the Purchased Shares and shall continue to hold all rights, and receive all benefits, of holders of shares of Common Stock of Select, including without limitation voting rights, and the right to receive dividends and distributions payable to holders of record as of, or prior to, the Closing Date.

3.9                               Select has funds readily and unconditionally available sufficient to fund the purchase of the Purchased Shares contemplated hereunder.

ARTICLE IV

CONDITIONS TO THE PARTIES’ OBLIGATIONS

4.1                            Conditions to the Obligations of Select. Select’s obligations to effect the transactions set forth in Article I shall be subject to the fulfillment (or waiver by Select) at the Closing of the following conditions:

4.1.1 Representations and Warranties. The representations and warranties made by each Seller in Article II hereof shall be true and correct in all material respects as of, and as if made on, the Closing Date.

4.1.2 Performance. The Sellers shall have performed and complied in all material respects with each agreement, covenant and obligation required by this Agreement to be so performed or complied with by the Sellers at or before the Closing.

4.1.3 No Injunctions or Regulatory Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court or regulatory authority of competent jurisdiction prohibiting the consummation of the transactions contemplated by this Agreement shall be in effect; nor shall there be any action taken, or any law, regulation or order enacted, that would prohibit the consummation of the transactions contemplated by this Agreement.

4.2                            Conditions to the Obligations of the Sellers. Each Seller’s obligations to effect the transactions set forth in Article I shall be subject to the fulfillment (or waiver by such Seller) at the Closing of the following conditions:

4.2.1 Representations and Warranties. The representations and warranties made by Select in Article III hereof shall be true and correct in all material respects as of, and as if made on, the Closing Date.

4.2.2 Performance. Select shall have performed and complied with in all material respects each agreement, covenant and obligation required by this Agreement to be so performed or complied with by Select at or before the Closing.

4.2.3 No Injunctions or Regulatory Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court or regulatory authority of competent jurisdiction prohibiting the consummation of the transactions contemplated by this Agreement shall be in effect; nor shall there be any action taken, or any law, regulation or order enacted, that would prohibit the consummation of the transactions contemplated by this Agreement.

ARTICLE V
TERMINATION

5.1                            Termination. This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing:

5.1.1 By Select or the Sellers if: (a) there shall be in effect a final nonappealable order of any court or regulatory authority of competent jurisdiction preventing consummation of the transactions contemplated hereby, or (b) there shall be any statute, rule, regulation or order enacted by any court or regulatory authority of competent jurisdiction that would make consummation of the transactions contemplated hereby illegal.

5.1.2 By Select if there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of either Seller such that the conditions set forth in Section 4.1.1 or 4.1.2, as the case may be, would not be satisfied as of such time.

5.1.3 By the Sellers if there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Select such that the conditions set forth in Section 4.2.1 or 4.2.2, as the case may be, would not be satisfied as of such time.

5.2                            Effect of Termination. In the event of a valid termination of this Agreement as provided in Section 5.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Select or the Sellers, or their respective officers, directors or shareholders or affiliates or associates; provided, however, that Select, WCAS IX and WCAS CP IV shall each remain liable for any willful breaches by such party of the representations, warranties, covenants or agreements of such party set forth in this Agreement occurring prior to its termination; and provided further that the provisions of Article VI (other than Section 6.6) shall remain in full force and effect and survive any termination of this Agreement.

ARTICLE VI

MISCELLANEOUS

6.1                               Survival of Representations, Warranties and Agreements. The covenants, representations and warranties of each party contained herein shall survive the Closing. The representations and warranties of a party (the “Representing Party”) shall not be affected or deemed waived by reason of any investigation made (or not made) by or on behalf of the party benefiting from such representation or warranty

(the “Benefiting Party”), including any investigations made (or not made) by any of the Benefiting Party’s advisors, agents, consultants or representatives, or by reason of the fact that the Benefiting Party or any of such advisors, agents, consultants or representatives knew or should have known that any such representation or warranty is or might be inaccurate or untrue.

6.2                               Indemnification. Each party agrees to indemnify, defend and hold harmless the other party or parties, as the case may be, its or their respective managers, partners, directors, officers, members, employees, attorneys, accountants, agents and representatives, and its or their respective heirs, successors and permitted assigns from and against all liabilities, losses and damages, together with all reasonable and documented out-of-pocket costs and expenses related thereto (including, without limitation, reasonable and documented out-of-pocket legal fees and expenses), based upon, arising out of, resulting from or otherwise in connection with (a) any material inaccuracy or breach of any representation and warranty of such party herein, or (b) any material breach of any covenant and agreement of such party herein.

6.3                               Notices. All notices and other communications by Select or the Sellers hereunder shall be in writing to the other party or parties, as the case may be, and shall be deemed to have been duly given when delivered in person or by an internationally recognized courier service, or sent via telecopy or facsimile transmission and verification received, at the address set forth below or to such other addresses as a party may from time to time designate to the other party or parties, as the case may be, by written notice thereof, effective only upon actual receipt.

if to the Sellers:                                                                                                             c/o Welsh, Carson, Anderson & Stowe

320 Park Avenue,
Suite 2500 New York,
NY 10022-6815
Attention: Jonathan M. Rather
Facsimile: (212) 893-9575

with a copy (which shall not constitute notice) to:

Ropes & Gray LLP

1211 Avenue of the Americas New York,
NY 10036-8704
Attention: Othon A. Prounis
Facsimile: (646) 728-1513

if to Select:                                                                                                                                   Select Medical Holdings Corporation

4714 Gettysburg Road,
P.O. Box 2034

Mechanicsburg, Pennsylvania 17055

Attention: Michael E. Tarvin

Facsimile: (717) 412-9142

with a copy (which shall not constitute notice) to:

Dechert LLP

2929 Arch Street

Philadelphia, PA 19104

Attention: Stephen M. Leitzell

Facsimile: (215) 994-2222

6.4                            No Assignment; No Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations of any party hereunder shall be assigned, delegated or otherwise transferred by any of the parties hereto without the prior written consent of the other party or parties, as the case may be, and any purported assignment, delegation or transfer without such consent shall be null and void. Subject to the preceding sentence, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors and administrators of the parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or the respective successors and permitted assigns, heirs, executors and administrators of the parties hereto any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided by this Agreement, and except as thus expressly provided no person other than the parties hereto or the respective successors and permitted assigns, heirs, executors and administrators of the parties hereto shall have any standing as a third-party beneficiary with respect to this Agreement or the transactions contemplated hereby.

6.5                            Severability. If any term, provision, agreement, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other competent authority to be invalid, void or unenforceable, the remainder of the terms, provisions, agreements, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that the economic or legal substance of the transactions contemplated hereby not thereby be affected in any manner materially adverse to any party hereto. Upon such a determination, the parties shall (subject to the proviso in the preceding sentence) negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a reasonably acceptable manner in order that the transactions contemplated hereby may be consummated as originally contemplated to the fullest extent possible.

6.6                            Cooperation; Further Assurances. Select, on the one hand, and the Sellers, on the other hand, at the request of the other such party, shall execute and deliver such other instruments and do and perform such other acts and things as may be reasonably necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby. Each party agrees to use commercially reasonable efforts to cause the conditions set forth in Article IV to be satisfied, where the satisfaction of such conditions is within the control of, or depends on action or forbearance from action by such party. From and after the Closing Date, upon the request of Select, on the one hand, or either Seller, on the other hand, such other party, as applicable, shall execute and deliver such instruments, documents or other writings as may be reasonably necessary to confirm and carry out, and to effectuate fully the intent and purposes of, this Agreement.

6.7                            Entire Agreement. This Agreement embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way.

6.8                            Amendments and Waivers. This Agreement may be amended, modified, superseded or canceled, and any of the terms, representations, warranties or covenants hereof may be waived, only by written instrument executed by each of the parties hereto or, in the case of a waiver, by the party waiving compliance.

6.9                            Counterparts, Execution, Headings. This Agreement may be executed and delivered (including by facsimile transmission or by electronic mail with a PDF scanned attachment) in one or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument. The article and section headings contained in this Agreement are solely for the purpose of reference, and are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

6.10                        Construction. Unless the context of this Agreement otherwise requires: (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Agreement; (iv) the terms “ Article” or “Section” refer to the specified Article or Section of this Agreement; (v) the term “including” means “including without limitation”; (vi) the term “foreign” is used with respect to the United States; and (vii) “dollars” and “$” refer to United States Dollars. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless business days are specified, and the term “business day” shall mean a day on which banks in the United States are open for business, but excluding Saturdays and Sundays.

6.11                        Governing Law. This Agreement, and any claims arising out of or relating to this Agreement, the subject matter hereof or the transactions contemplated hereby (whether at law or in equity, whether sounding in contract, tort, statute or otherwise), shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to, or otherwise giving effect to, any law, body of law or other rule that would cause or otherwise require the application of the laws of any other jurisdiction.

6.12                        Venue; Jurisdiction. Any action or proceeding against either Select or any Seller arising out of or relating to this Agreement, the subject matter hereof or the transactions contemplated hereby (whether at law or in equity, whether sounding in contract, tort, statute or otherwise), shall be brought exclusively in the Delaware Court of Chancery (or, if but only if, the Delaware Court of Chancery declines to accept jurisdiction, the Superior Court of the State of Delaware), and Select and the Sellers irrevocably submit to the exclusive jurisdiction and venue of such courts in respect of any such action or proceeding, agree that such courts are convenient forums for such purpose, agree not to transfer or remove any such action or proceeding to any other court, and agree that service of process in any such action or proceeding may be effected in any manner (other than via telecopy or facsimile transmission) by which notices may be delivered pursuant to, and at the address specified in, Section 6.3 hereof, in addition to any other method of service permitted by applicable law. Any actions or proceedings to enforce an order or judgment issued by such courts may be brought in any jurisdiction.

6.13 Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, SELECT AND EACH SELLER HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE SUBJECT MATTER HEREOF OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER AT LAW OR IN EQUITY, WHETHER SOUNDING IN CONTRACT, TORT, STATUTE OR OTHERWISE). SELECT AND EACH SELLER ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTY OR PARTIES, AS THE CASE MAY BE, THAT THIS SECTION 6.13 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH IT IS RELYING, AND WILL RELY IN ENTERING INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY. SELECT OR ANY SELLER MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 6.13 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

6.14 No Strict Construction. The parties have participated jointly in the negotiation and drafting of this Agreement with counsel sophisticated in transactions of this type. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

6.15 Publicity. Select and the Sellers shall consult with each other before issuing any press release with respect to the transactions contemplated hereby and shall not issue any such press release or make any such public statement without the prior consent of the other party or parties, as the case may be; provided, however, a party may, without the prior consent of the other party or parties, as the case may be (but after prior consultation, to the extent practicable in the circumstances), issue such press release or make such public statement upon the advice of outside counsel to such party, as may be required by law.

6.16 Expenses. The Sellers and Select shall bear their own expenses and legal fees incurred on their behalf with respect to this Agreement and the transactions contemplated hereby.

6.17 Specific Performance. The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties hereto shall be entitled (without necessity of posting bond or other security) to injunctive relief to prevent breaches of, and to specific performance of, the provisions hereof, in addition to any other remedy at law or in equity. The rights and remedies of the parties hereto shall be cumulative (and not alternative).

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IN WITNESS WHEREOF, Select and the Sellers have caused this Agreement to be duly executed as of the date hereof:

SELECT MEDICAL HOLDINGS CORPORATION

By:	/s/ Michael E. Tarvin
Name:	Michael E. Tarvin
Title:	Executive Vice President, General Counsel and Secretary

SELLERS:

WELSH, CARSON, ANDERSON & STOWE IX, L.P.

BY: WCAS IX ASSOCIATES LLC,
ITS GENERAL PARTNER

By:	/s/ Jon Rather
Name:	Jon Rather
Title:

WCAS CAPITAL PARTNERS IV, L.P.

BY: WCAS CP IV ASSOCIATES LLC,
ITS GENERAL PARTNER

By:	/s/ Jon Rather
Name:	Jon Rather
Title:

SCHEDULE I

PURCHASED SHARES

Seller	Price per Purchased Share	# of Purchased Shares By Select Medical Holdings Corporation	Total
WELSH, CARSON, ANDERSON & STOWE IX, L.P.	$14.00	1,230,571	$17,227,994

WCAS CAPITAL PARTNERS IV, L.P.	$14.00	55,143	$772,002

TOTAL:		1,285,714	$17,999,996